UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2026

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford, Suite 210 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 221-1768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 15, 2026, Mr. Paul Pinkston and PEDEVCO Corp., a Texas corporation (the “Company”, “we” and “us”) entered into a Separation Agreement and General Release Agreement (the “Separation Agreement”), in connection with Mr. Pinkston’s June 23, 2026 termination of employment with the Company. Pursuant to the Separation Agreement, we each agreed that Mr. Pinkston mutually terminated his employment with the Company, we agreed to pay Mr. Pinkston $80,885 in cash as a severance payment, Mr. Pinkston agreed that all unvested stock, restricted stock units and performance-based restricted stock units held by Mr. Pinkston were forfeited pursuant to the terms of such awards upon his termination, Mr. Pinkston provided a release to the Company, subject to certain customary exceptions, and Mr. Pinkston agreed to certain standard confidentiality obligations. The Separation Agreement becomes effective on the 8th day after the acceptance thereof by Mr. Pinkston, in the event he does not revoke such acceptance by such date.

The description of the Separation Agreement above is not complete and is qualified in its entirety by the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 5.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description

10.1*	Separation and General Release Agreement dated July 15, 2026, by and between PEDEVCO Corp. and Paul Pinkston
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

	By:	/s/ J. Douglas Schick
J. Douglas Schick
President and Chief Executive Officer

Date: July 17, 2026

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